Amkor Technology Reports Financial Results for the First Quarter 2021

First Quarter Highlights
•Record first quarter net sales $1.33 billion, up 15% year-on-year
•Gross margin 20.0%, operating income margin 10.9%
•Net income $120 million, earnings per diluted share $0.49
•EBITDA $280 million

TEMPE, Ariz. - April 26, 2021 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2021.

“Amkor delivered a first quarter revenue record of $1.33 billion, a 15% increase over the first quarter of last year,” said Giel Rutten, Amkor’s president and chief executive officer. “Continued strength in Advanced packaging and year-on-year growth of 13% in our Mainstream business led to better than seasonal results in Communications and to sequential growth in Automotive & Industrial, Consumer, and Computing end markets.”

Results	Q1 2021	Q4 2020 (1)	Q1 2020
	($ in millions, except per share data)
Net sales	$1,326	$1,371	$1,153
Gross margin	20.0%	20.3%	16.4%
Operating income	$144	$159	$84
Operating income margin	10.9%	11.6%	7.3%
Net income attributable to Amkor	$120	$127	$64
Earnings per diluted share	$0.49	$0.52	$0.26
EBITDA (2)	$280	$288	$210
(1) Q4 2020 net income includes a $20 million discrete income tax benefit, or $0.08 per diluted share, primarily related to changes in the valuation of certain deferred tax assets.

(2) EBITDA is a non-GAAP financial measure. The reconciliation to the comparable GAAP financial measure is included below under “Selected Operating Data.”

“We continued to operate at high utilization rates across our factories in the quarter, driving significant improvement in year-on-year profitability to 20% gross margin and 11% operating income margin. EPS of $0.49 is a first quarter record,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “Strong operating results and a solid balance sheet provide us the ability to invest in future growth, particularly for Advanced packaging technologies.”

At March 31, 2021, total cash and short-term investments was $0.8 billion, and total debt was $1.1 billion.

We paid a quarterly dividend of $0.04 per share, representing a dividend payment of $9.7 million in the aggregate, on March 15, 2021 to stockholders of record as of February 23, 2021. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook
“We believe the second quarter will be another solid quarter, with revenue of $1.34 billion at the midpoint of our guidance. Our forecast reflects capacity constraints in wafers and substrates that are expected to affect portions of the supply chain in the near term, and we are working closely with our customers and suppliers to mitigate the impact,” said Rutten. “Overall, we continue to see solid demand across all of our key markets and remain confident that our strong position in Advanced packaging will enable us to outgrow the semiconductor market in 2021.”

Second quarter 2021 outlook (unless otherwise noted):

•Net sales of $1.29 billion to $1.39 billion
•Gross margin of 17% to 20%
•Net income of $77 million to $127 million, or $0.32 to $0.52 per diluted share
•Full year 2021 capital expenditures of approximately $700 million

Conference Call Information

Amkor will conduct a conference call on Monday, April 26, 2021, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at https://ir.amkor.com. You may also access the call by dialing 1-877-407-4019 or 1-201-689-8337. A replay of the call will be made available at Amkor’s website or by dialing 1-877-660-6853 or 1-201-612-7415 (conference ID 13718212).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Jennifer Jue
Senior Director, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2021	Q4 2020	Q1 2020
Net Sales Data:
Net sales (in millions):
Advanced products (1) (3)	$921	$972	$795
Mainstream products (2) (3)	405	399	358
Total net sales	$1,326	$1,371	$1,153

Packaging services	85%	85%	85%
Test services	15%	15%	15%

Net sales from top ten customers	61%	61%	67%

End Market Data:
Communications (handheld devices, smartphones, tablets)	40%	46%	38%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	21%	19%	24%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	22%	19%	23%
Computing (data center, infrastructure, PC/laptop, storage)	17%	16%	15%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	43.2%	44.6%	45.3%
Labor	13.8%	12.9%	14.2%
Other manufacturing	23.0%	22.2%	24.1%
Gross margin	20.0%	20.3%	16.4%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services
(3) Beginning in 2021, we are reporting memory net sales in Advanced products. Previously memory net sales were reported in Mainstream products. Prior year amounts were reclassified to conform to current year presentation.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q1 2021	Q4 2020	Q1 2020
	(in millions)
EBITDA Data:
Net income	$120	$127	$64
Plus: Interest expense	13	15	17
Plus: Income tax expense	12	13	5
Plus: Depreciation & amortization	135	133	124
EBITDA	$280	$288	$210

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
	(In thousands, except per share data)
Net sales	$1,326,150	$1,152,616
Cost of sales	1,060,616	963,708
Gross profit	265,534	188,908
Selling, general and administrative	76,768	72,582
Research and development	44,318	32,253
Total operating expenses	121,086	104,835
Operating income	144,448	84,073
Interest expense	12,673	17,045
Other (income) expense, net	89	(2,315)
Total other expense, net	12,762	14,730
Income before taxes	131,686	69,343
Income tax expense	11,667	4,846
Net income	120,019	64,497
Net income attributable to non-controlling interests	(210)	(608)
Net income attributable to Amkor	$119,809	$63,889

Net income attributable to Amkor per common share:
Basic	$0.49	$0.27
Diluted	$0.49	$0.26

Shares used in computing per common share amounts:
Basic	243,267	240,919
Diluted	245,129	241,333

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$650,274	$698,002
Restricted cash	933	1,007
Short-term investments	163,693	133,769
Accounts receivable, net of allowances	950,015	962,643
Inventories	307,545	297,293
Other current assets	41,594	40,218
Total current assets	2,114,054	2,132,932
Property, plant and equipment, net	2,623,470	2,566,002
Operating lease right of use assets	141,247	147,236
Goodwill	25,481	27,325
Restricted cash	3,565	3,188
Other assets	145,648	145,628
Total assets	$5,053,465	$5,022,311
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$135,405	$149,007
Trade accounts payable	602,962	636,434
Capital expenditures payable	273,934	181,339
Accrued expenses	304,556	349,207
Total current liabilities	1,316,857	1,315,987
Long-term debt	952,366	1,005,339
Pension and severance obligations	146,118	159,610
Long-term operating lease liabilities	77,651	84,420
Other non-current liabilities	98,236	102,996
Total liabilities	2,591,228	2,668,352

Stockholders’ equity:
Preferred stock	—	—
Common stock	290	289
Additional paid-in capital	1,964,331	1,953,378
Retained earnings	672,534	562,502
Accumulated other comprehensive income (loss)	15,823	27,270
Treasury stock	(219,061)	(217,740)
Total Amkor stockholders’ equity	2,433,917	2,325,699
Non-controlling interests in subsidiaries	28,320	28,260
Total equity	2,462,237	2,353,959
Total liabilities and equity	$5,053,465	$5,022,311

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income	$120,019	$64,497
Depreciation and amortization	135,390	123,657
Other operating activities and non-cash items	2,370	8,287
Changes in assets and liabilities	(80,991)	(99,852)
Net cash provided by operating activities	176,788	96,589
Cash flows from investing activities:
Payments for property, plant and equipment	(110,351)	(55,888)
Proceeds from sale of property, plant and equipment	547	1,887
Proceeds from sale of short-term investments	19,838	31
Proceeds from maturities of short-term investments	43,790	6,134
Payments for short-term investments	(92,879)	(55,754)
Other investing activities	(25,317)	(1,002)
Net cash used in investing activities	(164,372)	(104,592)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	201,000
Proceeds from short-term debt	3,679	14,086
Payments of short-term debt	(7,803)	(9,409)
Proceeds from issuance of long-term debt	50,000	24,000
Payments of long-term debt	(79,684)	(172,336)
Payments of finance lease obligations	(3,216)	(2,355)
Payments of dividends	(19,457)	—
Other financing activities	7,037	109
Net cash (used in) provided by financing activities	(49,444)	55,095
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(10,397)	(300)
Net (decrease) increase in cash, cash equivalents and restricted cash	(47,425)	46,792
Cash, cash equivalents and restricted cash, beginning of period	702,197	898,532
Cash, cash equivalents and restricted cash, end of period	$654,772	$945,324

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements, including all of the statements made under “Business Outlook” above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test technologies may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as supply constraints, production delays, fluctuations in commodity prices and wage inflation;
•dependence on key customers or concentration of customers in certain end markets, such as Communications and Automotive;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety, and in particular the recent increase in tariffs, customs, duties and other restrictive trade barriers considered or adopted by U.S. and other governments;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•our substantial investments in equipment and facilities to support the demand of our customers;
•the utilization level of our factory and research and development center in Korea and, the scope, costs, timeline or benefits of the project;
•the historical downward pressure on the prices of our packaging and test services;

•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty funding our liquidity needs;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•maintaining an effective system of internal controls;
•difficulty attracting, retaining or replacing qualified personnel;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law.